Exhibit 99.1

News Release

The Coca-Cola Company Announces CEO Succession Plan; Chief Operating Officer Henrique Braun to Succeed James Quincey as CEO in 2026

Quincey to Continue as Executive Chairman of the Board

ATLANTA, Dec. 10, 2025 – The Coca-Cola Company today announced that its board of directors has elected Executive Vice President and Chief Operating Officer Henrique Braun as CEO, effective March 31, 2026. Braun will succeed James Quincey, who will transition to Executive Chairman after serving as CEO for nine years.

The board also plans to nominate Braun, 57, to stand for election as a director at the company’s 2026 Annual Meeting of Shareowners.

Leadership transition

Quincey, 60, will step down as CEO after a highly successful tenure. He has led the transformation of the business as a total beverage company, driven by a focus on staying closely connected to consumers. Under his leadership, the company has added more than 10 additional billion-dollar brands.

Quincey has reshaped the company’s strategy and operating model to create a more agile, networked company, including a focus on digital transformation and modernized marketing. He also led the company through the COVID-19 pandemic.

As CEO, Braun will focus on opportunities to build on this strong foundation. His priorities include seeking the best growth opportunities worldwide; driving the company to get even closer to consumer needs; and leveraging technology as an enabler of business performance and growth.

“James Quincey is a transformative leader,” said David Weinberg, Coca-Cola’s lead independent director. “James set and executed a strategy that has built Coca-Cola’s status as a global leader. James will continue to be very active in the business through his role as Executive Chairman. We are confident that Henrique Braun will build on the company’s existing strengths to unlock more growth opportunities and increase the power of the incredible Coca-Cola system.”

About Henrique Braun

Braun has served as EVP and COO since Jan. 1, 2025, overseeing all the company’s operating units worldwide. He has served as EVP since 2024. From 2023 to 2024, Braun served as Senior Vice President and President, International Development, overseeing seven of the company’s nine operating units.

Prior to that, Braun served as President of the Latin America operating unit from 2020 to 2022 and as President of the Brazil business unit from 2016 to 2020. From 2013 to 2016, Braun was President for Greater China & South Korea.

Braun joined Coca-Cola in 1996 in Atlanta and progressed through roles of increasing responsibilities in North America, Europe, Latin America and Asia. Those positions included supply chain, new business development, marketing, innovation, general management and bottling operations.

He holds a bachelor’s degree in agricultural engineering from the University Federal of Rio de Janeiro, a Master of Science degree from Michigan State University and an MBA from Georgia State University. Braun is an American citizen who was born in California and raised in Brazil.

“I’m honored to take on this new role and have tremendous appreciation for everything James has done to lead the company,” Braun said. “I will focus on continuing the momentum we’ve built with our system. We’ll work to unlock future growth in partnership with our bottlers. I’m excited about the future of our business and see huge opportunities in a fast-changing global market.”

About James Quincey

Quincey became CEO in 2017 and Chairman of the board in 2019. He joined the company in 1996 and has held leadership roles around the world.

Before becoming CEO, Quincey served as COO from 2015 to 2017 and as President from 2015 to 2018. From 2013 to 2015, he was President of the company’s Europe Group. Under his leadership, the group expanded its brand portfolio and improved market share. Quincey also played a key role in the creation of Coca-Cola Europacific Partners, one of the largest independent Coca-Cola bottlers in the world. Quincey served as President of the Northwest Europe and Nordics business unit from 2008 to 2012.

Quincey joined the company in Atlanta in 1996 as director of learning strategy for the Latin America Group. He went on to serve in a series of operational roles in Latin America, eventually leading to his appointment as President of the South Latin division in 2003.

He was President of the company’s Mexico division from 2005 to 2008. Prior to joining Coca-Cola, Quincey was a partner in strategy consulting at The Kalchas Group, a spinoff of Bain & Company and McKinsey.

Quincey is a director of Pfizer Inc. and a board member of The Consumer Goods Forum. He is a founding member of the New York Stock Exchange Board Advisory Council.

Quincey received a bachelor’s degree in electronic engineering from the University of Liverpool. He is a native of Britain.

“I’m stepping down as CEO after a 30-year career with the company, and I have an appreciation of what a privilege it has been to serve this great and enduring business,” Quincey said. “Henrique is a trusted and highly experienced business partner, and he’s the right leader to steer the company and the Coca-Cola system for future growth and success.”

Weinberg said the company is looking forward to a seamless transition in management.

“On behalf of the board, I thank James for his outstanding leadership,” Weinberg said. “James has done what a strong CEO should do – he has focused on the future and developing and empowering the next set of leaders who will take Coke forward. Henrique has shown that he is the right leader for the future of Coca-Cola.”

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Fuze Tea, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

Contacts:

Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com

Media: Scott Leith, sleith@coca-cola.com

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “opportunity,” “ahead,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, unfavorable economic and geopolitical conditions, including the direct or indirect negative impacts of the conflict between Russia and Ukraine and conflicts in the Middle East; increased competition; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand our business in emerging and developing markets; an inability to successfully manage the potential negative consequences of our productivity initiatives; an inability to attract or retain specialized or top talent with perspectives, experiences and backgrounds that reflect the broad range of consumers and markets we serve around the world; disruption of our supply chain, including increased commodity, raw material, packaging, energy, transportation and other input costs; an inability to successfully integrate and manage our acquired businesses, brands or bottling operations or an inability to realize a significant portion of the anticipated benefits of our joint ventures or strategic relationships; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages, labor shortages or labor unrest; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of processing and of certain ingredients, such as non-nutritive sweeteners, color additives and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; failure to digitalize the Coca-Cola system; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to successfully manage new product launches; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulas and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges; an inability to protect our information systems against service interruption, misappropriation of data or cybersecurity incidents; failure to comply with privacy and data protection laws; evolving sustainability regulatory requirements and expectations; increasing concerns about the environmental impact of plastic bottles and other packaging materials; water scarcity and poor quality; increased demand for food products, decreased agricultural productivity and increased regulation of ingredient sourcing due diligence; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Report on Form 10-Q, which are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.